As filed with the Securities and Exchange Commission on June 28, 2024
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0723270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices, including zip code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)
Mark F. Labay
Executive Vice President, Chief Financial Officer and Treasurer
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kate C. Lowenhar-Fisher Executive Vice President, Chief Legal Officer – General Counsel and Corporate Secretary 7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada 89113 (800) 833-7110	Sean Feller Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, CA 90067-3026 (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

 EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Everi Holdings Inc. (the “Registrant”), relating to 3,590,000 shares of its common stock, par value $0.001 per share, available for issuance pursuant to awards to eligible persons under the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on May 19, 2021 (Registration No. 333-256298), May 26, 2017 (Registration No. 333-218302) and August 5, 2014 (Registration No. 333-197860), which relate to the Plan, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
Exhibit No	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 filed on May 26, 2005).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2009).

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 14, 2015).

4.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 14, 2015).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of BDO USA, P.C.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 23, 2024).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 28, 2024.

Everi Holdings Inc.

By:	/s/ Todd A. Valli
Name:	Todd A. Valli
Title:	Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy L. Taylor, Mark F. Labay and Todd A. Valli, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ RANDY L. TAYLOR	President and Chief Executive Officer and Director	June 28, 2024
Randy L. Taylor	(Principal Executive Officer)

/s/ MARK F. LABAY	Executive Vice President, Chief Financial Officer and Treasurer	June 28, 2024
Mark F. Labay	(Principal Financial Officer)

/s/ TODD A. VALLI	Senior Vice President, Chief Accounting Officer	June 28, 2024
Todd A. Valli	(Principal Accounting Officer)

/s/ MICHAEL D. RUMBOLZ	Executive Chair of the Board	June 28, 2024
Michael D. Rumbolz	Director

/s/ ATUL BALI	Lead Independent Director	June 28, 2024
Atul Bali

/s/ GEOFFREY P. JUDGE	Director	June 28, 2024
Geoffrey P. Judge

/s/ LINSTER W. FOX	Director	June 28, 2024
Linster W. Fox

/s/ MAUREEN T. MULLARKEY	Director	June 28, 2024
Maureen T. Mullarkey

/s/ SECIL TABLI WATSON	Director	June 28, 2024
Secil Tabli Watson

/s/ PAUL FINCH	Director	June 28, 2024
Paul Finch

/s/ DEBRA L. NUTTON	Director	June 28, 2024
Debra L. Nutton

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